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                                                                    EXHIBIT 23.3

                         [COOPERS & LYBRAND LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement on Form S-8 of Amkor Technology, Inc. relating to the 1998 Stock Plan, 1998 Employee Stock Purchase Plan, 1998 Director Option Plan and the 1998 Stock Option Plan for French Employees, of our report dated March 20, 1998 on our audits of the financial statements of Anam Semiconductor, Inc. (formerly Anam Industrial Co., Ltd.) and its subsidiaries. We also consent to the references to our firm under the caption "Experts".

/s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
August 7, 1998